UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 22, 2014, Compuware Corporation (“Compuware” or the “Company”) issued a press release announcing financial results for its fourth quarter and fiscal year ended March 31, 2014 and certain other information.  A copy of the press release is furnished with this Report as Exhibit 99.1.

A transcript of the conference call held on May 22, 2014 is furnished with this Report as Exhibit 99.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, the Compensation Committee (“Committee”) of the Board of Directors of Compuware Corporation (the “Company”) authorized the Company to: (i) amend and restate the severance agreements (“Severance Agreements”) previously disclosed and entered into with certain executive officers of the Company, including Robert C. Paul, Joseph R. Angileri, Daniel S. Follis, Jr., and John Van Siclen, who are “named executive officers” for fiscal 2015; and (ii) enter into retention and transaction bonus agreements with Messrs. Paul, Angileri and Follis in connection with the potential separation of the Company’s Application Performance Management and Mainframe business units. Upon recommendation by the Committee, the independent directors of the Board authorized the Company to amend the Severance Agreements and enter into the retention and transaction arrangements with the chief executive officer, Mr. Paul. The material changes are summarized below.

Severance Agreements. The amended and restated Severance Agreements provide for severance protections upon certain terminations of employment in connection with a “change in control,” the definition of which has been amended to include a transaction or series of transactions pursuant to which the Company ceases to own substantially all of the assets of both its Application Performance Management and Mainframe business units, whether by way of spin off, one or more sales of subsidiaries or assets, or otherwise, and for Messrs. Paul and Angileri, for certain other terminations of employment. In addition, the amended and restated Severance Agreements have been revised to provide that, notwithstanding any provision of the Company's Amended and Restated 2007 Long Term Incentive Plan, any other long term incentive plan, or any award agreement entered into thereunder: (i) all unvested stock options held by the executive officer on the date of a qualified termination shall vest and become exercisable on such date, with the amount to be vested to be determined as if all applicable performance metrics had been achieved at the target level, and all stock options held by the executive officer on such date shall remain outstanding until their regularly-scheduled expiration date, determined as if the executive officer's employment had not terminated; (ii) all unvested restricted stock units held by the executive officer on the date of a qualified termination shall vest on such date; and (iii) all long-term cash awards held by the executive officer on the date of a qualified termination shall vest on such date, with the amount to be vested to be determined as if all applicable performance metrics had been achieved at the target level.

The foregoing description of the material changes to the amended and restated Severance Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the forms of amended and restated Severance Agreements, which will be filed as exhibits to the Company’s next Annual Report on Form 10-Q.

Retention and Transaction Agreements. To provide incentives for Messrs. Paul, Angileri and Follis to remain with the Company throughout fiscal 2015 and execute on the Company’s strategic transformation, including pursuit of a potential separation of the Company’s Application Performance Management and Mainframe business units, the Committee and the Board have determined to provide each of these officers with: (A) a retention bonus in the amount of one-hundred percent of the officer’s target annual bonus, payable one-half in cash and one-half in restricted stock units which shall vest upon the earliest of: (i) March 31, 2015; (ii) a change in control of the Company and corresponding termination of employment (as such terms are defined in the amended and restated Severance Agreements); or (iii) involuntary termination without cause; and (B) a transaction cash bonus payable in a lump sum in an amount equal to a multiple of the executive officer’s annual base salary, contingent upon the completion of a transaction or series of transactions pursuant to which the Company ceases to own substantially all of the assets of both its Application Performance Management and Mainframe business units, whether by way of spin off, one or more sales of subsidiaries or assets, or otherwise. The applicable multiples are:  Mr. Paul – two times, Mr. Angileri – one and one-half times, and Mr. Follis – one times.

The foregoing description of the material terms of these arrangements, the terms of which will be set forth in a form of Retention and Transaction Agreement, does not purport to be a complete description of the terms of these arrangements and is qualified in its entirety by reference to the full text of the form of the Retention and Transaction Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

To assist shareholders and analysts in understanding the impact of our non-GAAP items on our quarterly operating results during fiscal 2014 and to provide better comparisons for fiscal 2015 expectations, we are providing the table attached as Exhibit 99.3, which reconciles non-GAAP net income from continuing operations attributable to Compuware shareholders for each of the quarters and the year in total for fiscal 2014 to GAAP income from continuing operations before income tax attributable to Compuware shareholders for the same periods.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated May 22, 2014.

99.2	Transcript of conference call held on May 22, 2014.

99.3	Reconciliation of non-GAAP net income from continuing operations for each of the quarters and the year in total for fiscal 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: May 29, 2014	By:	/s/ Joseph R. Angileri
Joseph R. Angileri
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated May 22, 2014.

99.2	Transcript of conference call held on May 22, 2014.

99.3	Reconciliation of non-GAAP net income from continuing operations for each of the quarters and the year in total for fiscal 2014.